UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2022

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	36-4966163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 601-4659

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01   Entry into a Material Definitive Agreement

On May 11, 2022, the Company and Green Power Reserves Limited (“GPR”) entered into an equity financing agreement. GPR provided approximately US$16.0 Million (£ 13.0 Million) for a fifty percent shareholding in Pacific Green Battery Energy Parks 1 Limited (“PGBEP”). The proceeds from the investment will be used to provide the equity financing for the construction of the 99.98 MW battery energy storage system that PGBEP is developing in Kent, England.

Item 7.01   Regulation FD Disclosure

A copy of the news release announcing the equity financing agreement with GPR is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01   Financial Statements and Exhibits

99.1	News Release dated May 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director
Date: May 11, 2022

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